                                 Investor Contact: Pete Lilly (314) 553-2197
                                 Media Contact: Casey Murphy (314) 982-6220

Emerson Reports Second Quarter 2021 Results,
Raises 2021 Outlook
•Q2 Net Sales of $4.4 billion up 6 percent from the year prior; Underlying Sales up 2 percent, both ahead of February guidance
•Q2 EPS was $0.93, up 11 percent from the year prior; Adjusted EPS, which excludes restructuring and first year purchase accounting charges, was $0.97, up 9 percent, both ahead of February guidance
•Operating Cash Flow of $807 million in the quarter, up 37 percent; Free Cash Flow (FCF) was $707 million, up 48 percent, resulting in FCF conversion of 125 percent
•Restructuring and related actions of $21 million were initiated in the quarter, continuing execution of the comprehensive cost reset program to return the company to record adjusted EBIT margins

    ST. LOUIS, May 5, 2021 - Emerson (NYSE: EMR) today reported results for the second fiscal quarter ended March 31, 2021.
    “I remain proud, humbled, and energized by the exceptional advances and adaptability I’m seeing across the enterprise,” said Emerson President and CEO Lal Karsanbhai. “We have two major concurrent themes building momentum within the organization. First, the enthusiasm and progress around modernizing our culture is palpable, particularly with regard to diversity and inclusion, work practices, and talent management. These initiatives are not just good practice, but are expected to be key business enablers for Emerson's outperformance and value creation going forward. We will share more details on this vital work and our overall sustainability progress in our upcoming ESG Report which will be published in June.
"Secondly, economic recovery momentum is building across most of our key end markets, which resulted in better than expected top line results this quarter. Trailing three month underlying orders ended on the high side of the guided range, and underlying sales came in above guidance – a strong signal for broadening recovery. Residential markets and shorter cycle automation markets continue to show strength, while commercial and longer cycle automation markets should continue their steady recovery during the second half of the year. Importantly, we will continue to drive the remaining elements of our comprehensive cost reset plan as we target achieving record margins. Lastly, we are accelerating investment in innovation and key technologies that drive differentiation, create value for our customers, and are aligned with global macrotrends such as sustainability and digital transformation."
Second quarter Net Sales were up 6 percent and Underlying Sales were up 2 percent, excluding favorable currency of 3 percent and an impact from acquisitions of 1 percent. Revenue for the quarter was ahead of management's February guidance, with both business platforms finishing above expectations. The Americas improved sequentially, but was down 4 percent year over year, as residential and cold chain strength was more than offset by a more sluggish process automation recovery. Europe was up 7 percent, while Asia, Middle East & Africa grew by 12 percent, driven by China which recovered sharply by 45 percent.
    March Trailing Three-Month Underlying Orders were up 4 percent (improved from down 2 percent in February), in the upper portion of guidance, as strength in residential, cold chain, professional tools, hybrid and discrete automation markets more than offset later cycle process automation markets.
    Second quarter Gross Profit Margin of 42.0 percent was down 10 basis points from the previous year primarily due to business mix, as the recovery in Commercial & Residential Solutions outpaced Automation Solutions. Pretax Margin of 16.6 percent was flat while EBIT Margin of 17.5 percent was up 10 basis points, as ongoing comprehensive cost reduction actions were largely offset by higher costs due to the mark-to-market stock compensation plan, which produced an unfavorable impact of 230 basis points. The stock price in the prior year was sharply lower than current year as a result of the pandemic induced drop. Adjusted EBIT Margin, which excludes restructuring and first year purchase accounting charges, was 18.2 percent for the quarter, down 20 basis points.
    Earnings Per Share were $0.93 for the quarter, up 11 percent, and Adjusted Earnings Per Share were $0.97, up 9 percent. Earnings in the quarter exceeded management guidance, benefiting from better volume and ongoing cost reduction actions.
    Operating Cash Flow was $807 million for the quarter, up 37 percent, and $1.6 billion year-to-date, up 60 percent. Free Cash Flow was $707 million, up 48 percent for the quarter, resulting in strong free cash flow conversion of 125 percent. Year-to-date, Free Cash Flow was $1.4 billion, up 77 percent. Cash flow results reflected higher earnings due to operational execution across the two business platforms and favorable trade working capital.

Business Platform Results
    Automation Solutions net sales increased 3 percent in the quarter, with underlying sales down 2 percent, which was ahead of February guidance. Results reflected ongoing strength across discrete and hybrid markets, and improvement across MRO and installed base programs (KOB3). Discrete oriented businesses grew high single digits, while systems and software grew low single digits. Recovery in the Americas continues to lag, but exceeded our expectations and showed sequential improvement with underlying sales down 12 percent compared to down 20 percent in Q1. Continued momentum in life sciences, food & beverage, and medical markets paired with lagging but stabilizing trends across most process industries. Europe underlying sales were up 6 percent, driven by power and biofuels demand. Asia, Middle East & Africa underlying sales grew 9 percent, as recovery in China (up 42 percent), more than offset softness in SE Asia and the Middle East.
    March trailing three-month underlying orders were down 5 percent (improvement from down 9 percent in February), reflecting an ongoing lagging recovery in many process automation markets, partially offset by strength across most discrete and hybrid automation markets. Importantly, however, process automation MRO and installed base targeted programs (KOB3) showed sequential improvement. The Americas improved, but continues to be the trailing geography, down 10 percent. Asia, Middle East & Africa declined modestly by 4 percent, supported by China orders increasing sharply by 19 percent, largely driven by demand in discrete markets. Europe was up by 7 percent, also supported by discrete businesses. Backlog was unchanged from the prior quarter at $5.3 billion, but was up 14 percent year-to-date.
     Segment EBIT margin increased 240 basis points to 16.8 percent, on down sales, as savings from cost actions and favorable price-cost more than offset volume deleverage and mix. Adjusted segment EBIT margin, which excludes restructuring and related costs, increased 180 basis points to 17.3 percent. Total restructuring and related actions in the quarter totaled $14 million.
    Commercial & Residential Solutions net sales increased 13 percent in the quarter, with underlying sales up 11 percent, at the top end of previous guidance. Underlying sales in the Americas were up 8 percent, reflecting continued strong demand in residential markets and improvement in cold chain and professional tools businesses. Similarly, Europe was up 9 percent as heat pump demand was driven by sustainability regulations and customer technology preferences. Asia, Middle East & Africa was up 24 percent, bolstered by China, up 56 percent due to strong commercial HVAC and cold chain demand.
    March trailing three-month underlying orders were up 21 percent (improvement from up 14 percent in February), with high single digit or double digit growth across all businesses and geographies. Ongoing strength in residential facing markets was bolstered by cold chain and professional tools momentum. The Americas was up 19 percent, while Europe was up 15 percent, driven by demand for heat pumps and other energy efficient appliance technologies. Asia, Middle East & Africa orders increased by 32 percent, driven by growth in China of over 60 percent. Backlog increased by approximately $200 million in the quarter, ending at a record $1.0 billion. Backlog was up 58 percent year-to-date.

    Segment EBIT margin increased 70 basis points to 21.7 percent as leverage and cost reductions were somewhat offset by price-cost headwinds. Adjusted segment EBIT margin, which excludes restructuring and related costs, increased 40 basis points to 22.0 percent. Total restructuring and related actions in the quarter totaled $5 million.

2021 Updated Outlook
    Despite ongoing pandemic challenges in some parts of the world, we expect overall continued improvement in industrial and commercial demand over the remainder of 2021. We also expect that residential demand will remain robust, but begin to taper in the second half.
    The following table summarizes the updated 2021 guidance framework:

2021 Guidance
Net Sales Growth	6% - 9%	Operating Cash Flow	~$3.3B
Automation Solutions	3% - 5%	Capital Spend	~$600M
Commercial & Residential Solutions	14% - 16%	Free Cash Flow	~$2.7B
		Dividend	~$1.2B
Underlying Sales Growth	3% - 6%	Share Repurchase
Automation Solutions	(1%) - 1%	/ M&A (excl. OSI)[1]	$500M - $1.0B
Commercial & Residential Solutions	12% - 14%

Pretax Margin	~15.5%	Tax Rate	~22%
Adjusted EBIT	~17.5%	Restructuring Actions	~$200M
Adjusted EBITDA	22.5%+

GAAP EPS	$3.60 +/- $.05
Adjusted EPS	$3.90 +/- $.05
Note 1: OSI Inc. closed on Oct. 1, 2020, the first day of the fiscal year.

Upcoming Investor Events
    Today, beginning at 8:30 a.m. Central Time / 9:30 a.m. Eastern Time, Emerson management will discuss the second quarter results during an investor conference call. Participants can access a live webcast available at www.emerson.com/financial at the time of the call. A replay of the call will be available for 90 days. Conference call slides will be posted in advance of the call on the company website.

Forward-Looking and Cautionary Statements
    Statements in this press release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include the scope, duration and ultimate impact of the COVID-19 pandemic as well as economic and currency conditions, market demand, including related to the pandemic and oil and gas price declines and volatility, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.
(tables attached)

			Table 1
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Quarter Ended March 31		Percent
	2020	2021	Change

Net sales	$4,162	$4,431	6%
Costs and expenses:
Cost of sales	2,412	2,569
SG&A expenses	983	1,054
Other deductions, net	42	33
Interest expense, net	36	38
Earnings before income taxes	689	737	7%
Income taxes	165	169
Net earnings	524	568
Less: Noncontrolling interests in earnings of subsidiaries	7	7
Net earnings common stockholders	$517	$561	9%

Diluted avg. shares outstanding	611.0	602.8

Diluted earnings per share common share	$0.84	$0.93	11%

	Quarter Ended March 31
	2020	2021
Other deductions, net
Amortization of intangibles	$59	$74
Restructuring costs	31	17
Other	(48)	(58)
Total	$42	$33

			Table 2
EMERSON AND SUBSIDIARIES
CONSOLIDATED OPERATING RESULTS
(AMOUNTS IN MILLIONS EXCEPT PER SHARE, UNAUDITED)

	Six Months Ended March 31		Percent
	2020	2021	Change

Net sales	$8,313	$8,592	3%
Costs and expenses:
Cost of sales	4,804	5,007
SG&A expenses	2,106	2,052
Other deductions, net	220	155
Interest expense, net	71	78
Earnings before income taxes	1,112	1,300	17%
Income taxes	259	280
Net earnings	853	1,020
Less: Noncontrolling interests in earnings of subsidiaries	10	14
Net earnings common stockholders	$843	$1,006	19%

Diluted avg. shares outstanding	612.6	602.3

Diluted earnings per share common share	$1.37	$1.67	22%

	Six Months Ended March 31
	2020	2021
Other deductions, net
Amortization of intangibles	$118	$152
Restructuring costs	128	83
Special advisory fees	13	—
Other	(39)	(80)
Total	$220	$155

		Table 3
EMERSON AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2020	2021
Assets
Cash and equivalents	$2,583	$2,342
Receivables, net	2,641	2,754
Inventories	2,058	2,016
Other current assets	750	849
Total current assets	8,032	7,961
Property, plant & equipment, net	3,553	3,663
Goodwill	6,520	7,787
Other intangible assets	2,498	3,095
Other	1,108	1,294
Total assets	$21,711	$23,800

Liabilities and equity
Short-term borrowings and current
maturities of long-term debt	$3,741	$1,456
Accounts payable	1,521	1,797
Accrued expenses	2,678	3,041
Total current liabilities	7,940	6,294
Long-term debt	3,960	5,823
Other liabilities	2,248	2,503
Total equity	7,563	9,180
Total liabilities and equity	$21,711	$23,800

		Table 4
EMERSON AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2020	2021
Operating activities
Net earnings	$853	$1,020
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	422	483
Stock compensation	18	125
Pension expense	34	16
Changes in operating working capital	(260)	66
Other, net	(55)	(95)
Cash provided by operating activities	1,012	1,615

Investing activities
Capital expenditures	(225)	(222)
Purchases of businesses, net of cash and equivalents acquired	(96)	(1,611)
Other, net	(42)	61
Cash used in investing activities	(363)	(1,772)

Financing activities
Net increase in short-term borrowings	2,076	60
Proceeds from short-term borrowings greater than three months	433	—
Payments of long-term debt	(502)	(301)
Dividends paid	(611)	(606)
Purchases of common stock	(942)	(78)
Other, net	39	83
Cash provided by (used in) financing activities	493	(842)

Effect of exchange rate changes on cash and equivalents	(53)	26
Increase (Decrease) in cash and equivalents	1,089	(973)
Beginning cash and equivalents	1,494	3,315
Ending cash and equivalents	$2,583	$2,342

		Table 5
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2020	2021
Sales
Measurement & Analytical Instrumentation	$776	$732
Valves, Actuators & Regulators	854	836
Industrial Solutions	494	555
Systems & Software	585	670
Automation Solutions	2,709	2,793

Climate Technologies	1,026	1,160
Tools & Home Products	432	485
Commercial & Residential Solutions	1,458	1,645

Eliminations	(5)	(7)
Net sales	$4,162	$4,431

Earnings
Automation Solutions	$391	$471

Climate Technologies	217	245
Tools & Home Products	89	112
Commercial & Residential Solutions	306	357

Stock compensation	38	(61)
Unallocated pension and postretirement costs	12	23
Corporate and other	(22)	(15)
Interest expense, net	(36)	(38)
Earnings before income taxes	$689	$737

	Table 5 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Quarter Ended March 31
	2020	2021
Restructuring costs
Automation Solutions	$23	$12

Climate Technologies	2	3
Tools & Home Products	5	1
Commercial & Residential Solutions	7	4

Corporate	1	1
Total	$31	$17
The table above does not include $9 and $4 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the three months ended March 31, 2020 and 2021, respectively.

Depreciation and Amortization
Automation Solutions	$138	$156

Climate Technologies	45	47
Tools & Home Products	19	20
Commercial & Residential Solutions	64	67

Corporate and other	9	16
Total	$211	$239

		Table 6
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2020	2021
Sales
Measurement & Analytical Instrumentation	$1,571	$1,430
Valves, Actuators & Regulators	1,767	1,642
Industrial Solutions	1,001	1,063
Systems & Software	1,222	1,350
Automation Solutions	5,561	5,485

Climate Technologies	1,899	2,191
Tools & Home Products	862	930
Commercial & Residential Solutions	2,761	3,121

Eliminations	(9)	(14)
Net sales	$8,313	$8,592

Earnings
Automation Solutions	$701	$832

Climate Technologies	368	457
Tools & Home Products	175	210
Commercial & Residential Solutions	543	667

Stock compensation	(18)	(125)
Unallocated pension and postretirement costs	25	47
Corporate and other	(68)	(43)
Interest expense, net	(71)	(78)
Earnings before income taxes	$1,112	$1,300

	Table 6 (cont.)
EMERSON AND SUBSIDIARIES
SEGMENT SALES AND EARNINGS
(DOLLARS IN MILLIONS, UNAUDITED)

	Six Months Ended March 31
	2020	2021
Restructuring costs
Automation Solutions	$106	$76

Climate Technologies	9	4
Tools & Home Products	8	2
Commercial & Residential Solutions	17	6

Corporate	5	1
Total	$128	$83
The table above does not include $9 and $7 of costs related to restructuring actions that were reported in cost of sales and selling, general and administrative expenses for the six months ended March 31, 2020 and 2021, respectively.

Depreciation and Amortization	$277	$312
Automation Solutions

Climate Technologies	89	96
Tools & Home Products	38	39
Commercial & Residential Solutions	127	135

Corporate and other	18	36
Total	$422	$483

Reconciliations of Non-GAAP Financial Measures & Other				Table 7

Reconciliations of Non-GAAP measures (denoted by *) with the most directly comparable GAAP measure (dollars in millions, except per share amounts):

Q2 2021 Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	3%	13%	6%
(Favorable) / Unfavorable FX	(3)%	(2)%	(3)%
Acquisitions / Divestitures	(2)%	—%	(1)%
Underlying*	(2)%	11%	2%

FY 2021E Underlying Sales Change	Auto Solns	Comm & Res Solns	Emerson
Reported (GAAP)	3% - 5%	14% - 16%	6% - 9%
(Favorable) / Unfavorable FX	~ (3)%	~ (2)%	~ (2)%
Acquisitions / Divestitures	~ (1)%	~ - %	~ (1)%
Underlying*	(1)% - 1%	12% - 14%	3% - 6%

Q2 Earnings Per Share	Q2 FY20	Q2 FY21	Change
Earnings per share (GAAP)	$0.84	$0.93	11%
Restructuring	0.05	0.03	(3)%
OSI purchase accounting items	—	0.01	1%
Adjusted earnings per share*	$0.89	$0.97	9%

Earnings Per Share	FY2021E
Earnings per share (GAAP)	$3.55 - $3.65
Restructuring	~ 0.26
OSI purchase accounting items & fees	~ 0.07
Equity investment gain	~ (0.03)
Adjusted earnings per share*	$3.85 - $3.95

EBIT Margin	Q2 FY20	Q2 FY21	Change	FY21E
Pretax margin (GAAP)	16.6%	16.6%	–bps	~ 15.5%
Interest expense, net	0.8%	0.9%	10 bps	1.0%
Earnings before interest and taxes margin*	17.4%	17.5%	10 bps	~16.5%
Restructuring	1.0%	0.5%	(50) bps	1.0%
OSI purchase accounting items	—%	0.2%	20 bps	0.1%
Equity investment gain	—%	—%	– bps	(0.1)%
Adjusted earnings before interest and taxes margin*	18.4%	18.2%	(20) bps	~17.5%
Depreciation and amortization expense				5.0%
Adjusted earnings before interest, taxes, depreciation and amortization margin*				~22.5%+

Automation Solutions Segment EBIT Margin	Q2 FY20	Q2 FY21	Change
Automation Solutions Segment EBIT margin (GAAP)	14.4%	16.8%	240 bps
Restructuring and related charges impact	1.1%	0.5%	(60) bps
Automation Solutions Adjusted Segment EBIT margin*	15.5%	17.3%	180 bps

- more -
Commercial & Residential EBIT Margin	Q2 FY20	Q2 FY21	Change
Commercial & Residential EBIT margin (GAAP)	21.0%	21.7%	70 bps
Restructuring and related charges impact	0.6%	0.3%	(30) bps
Commercial & Residential Adjusted EBIT margin*	21.6%	22.0%	40 bps

Q2 Cash Flow	Q2 FY20	Q2 FY21	Change
Operating cash flow (GAAP)	$588	$807	37%
Capital expenditures	(111)	(100)	11%
Free cash flow*	$477	$707	48%

Cash Flow	Q2 YTD FY20	Q2 YTD FY21	% Change
Operating cash flow (GAAP)	$1,012	$1,615	60%
Capital expenditures	(225)	(222)	17%
Free cash flow*	$787	$1,393	77%

FY 2021E Cash Flow	FY 2021E
Operating cash flow (GAAP)	~ $3,300
Capital expenditures	~ (600)
Free cash flow*	~ $2,700

Cash Flow to Net Earnings Conversion	Q2 FY21
Operating cash flow to net earnings (GAAP)	142%
Capital expenditures	(17)%
Free cash flow to net earnings*	125%

Note: Underlying sales and orders exclude the impact of acquisitions, divestitures and currency translation.

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